UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

SONTERRA RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

300 East Sonterra Blvd.
Suite 1220
San Antonio, Texas 78258
(Address of principal executive offices)
(Zip Code)

Registrant’s Telephone Number, including area code: (210) 545-5994

River Capital Group, Inc.
7 Reid Street, Suite 312, Hamilton HM11, Bermuda

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report on Form 8-K includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward- looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

The terms “we,” “us,” “our” or similar words below, refer to the Registrant and its subsidiaries following the completion of the Securities Exchange.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2008, Sonterra Resources, Inc., formerly known as River Capital Group, Inc., consummated the transactions (the “Securities Exchange”) contemplated by the Securities Exchange and Additional Note Purchase Agreement entered into on August 3, 2007 with The Longview Fund, L.P., the beneficial owner, together with an affiliated fund, of approximately 66.6% of our common stock (“Longview”). The following events occurred prior to or at the closing:

•	our 38,552,749 issued and outstanding shares of common stock were combined into 3,855,275 shares of common stock in a 1-for-10 reverse stock split;

•	our name was changed to “Sonterra Resources, Inc.”; and

•
Longview exchanged all of its shares of common stock of our now wholly owned subsidiary, Sonterra Oil & Gas, Inc., formerly known as Sonterra Resources, Inc. (“Old Sonterra”), a $5,990,010 equity note from Old Sonterra and a warrant to purchase 50 shares of Old Sonterra common stock for 21,846,558 shares of our common stock and a warrant to purchase 4,958,678 shares of our common stock. Longview also exchanged its $2,000,000 non-equity note from Old Sonterra for a senior secured note made by us in an equal principal amount.

As a result of the Securities Exchange:

•	we own 100% of the issued and outstanding capital stock of Old Sonterra;

•	we are engaged, through Old Sonterra, in the operation and development of the oil and gas properties and related assets;

•	our management is comprised of the management of Old Sonterra;

•	the former stockholders of Old Sonterra now hold 95.8% of our common stock; and

•	we have ceased to be a “shell company.”

Accordingly, we have included in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

PART I

Item 1. Business.

We were incorporated in Florida on June 17, 1997, as Permastoprust International, Inc. We changed our name to Greystone Credit Inc. in June 1999. On August 4, 1999, we acquired whOOdoo.com, Inc., a Florida corporation incorporated on April 9, 1999, in a share exchange. In connection with the share exchange, we changed our state of incorporation to Delaware and our name to whOOdoo.com, Inc. On July 17, 2000, we changed our name to Ballistic Ventures, Inc. and on June 5, 2004, we changed our name to River Capital Group, Inc. We intended to establish and grow a core reinsurance business based on the development and acquisition of insurance and reinsurance assets and businesses. We were, however, unable to raise equity or debt capital in the public or private markets and abandoned our efforts to establish a reinsurance business.

Old Sonterra was incorporated in Delaware in April 2007 by Michael J. Pawelek, Wayne A. Psencik and Sherry L. Spurlock, who served as the executive management team of Old Sonterra, with the intention of becoming an independent oil and gas exploration and production company primarily engaged in the acquisition, exploration and development of oil and gas properties in the Texas Gulf Coast region. These properties and related assets of Old Sonterra constituted substantially all of the assets of Old Sonterra and, pursuant to the Securities Exchange, now constitute substantially all of our assets on a consolidated basis.

In August 2007, Old Sonterra purchased interests in certain oil and gas properties and related assets from Cinco Natural Resources Corporation (“Cinco”) and Flash Gas & Oil Southwest, Inc. (“Flash”) in two separate transactions for an aggregate amount of approximately $5.9 million. Old Sonterra also incurred transaction fees totaling approximately $694,000, of which $318,950 was allocated to debt issuance costs and $375,000 was allocated to transaction expenses.

In September 2007, Old Sonterra formed a wholly owned subsidiary, Sonterra Operating, Inc., to act as the named operator of its oil and gas properties in Matagorda Bay located offshore the Texas coast. Through the Cinco and Flash acquisitions in August 2007, Old Sonterra assembled combined acreage of approximately 3,500 gross (1,135 net) acres with the opportunity to explore for, develop and produce oil and natural gas in several prospects, an interest in two gross producing gas wells (a 54.75% aggregate net interest in the wells before payout and 51.55% aggregate net interest after payout), and a seven-mile pipeline that connects both of Old Sonterra’s current producing offshore wells to an onshore separation facility. In the Cinco acquisition, Old Sonterra purchased for approximately $5.0 million cash 60% of the interests held by Cinco in the Texas State Tract 150 Wells No. 1 and No. 2 located in Matagorda Bay, Texas, as well as the 320-acre oil and gas lease related to those wells and certain other leases covering approximately 3,200 additional acres located in Matagorda Bay. In the Flash acquisition, Old Sonterra purchased for approximately $1.2 million cash all of the interests held by Flash in the Texas State Tract 150 Wells No. 1 and No. 2 and a seven-mile pipeline that connects the wells to the Keller Bay onshore facility located in Calhoun County, Texas. In December 2007, Old Sonterra acquired an additional 1,920 gross (960 net) offset acres for on of the undrilled Matagorda Bay prospects.

Sonterra has identified four additional drilling locations on its acquired acreage and expects to drill a well on the first location during the second quarter of 2008. At December 31, 2006, the estimated total proved developed and undeveloped oil and gas reserves of the properties acquired in these acquisitions on a pro forma basis were approximately 2,272 million cubic feet (MMcf) of natural gas and 91,000 barrels (Bbls) of oil. Our proved reserves are approximately 81% gas and 52.6% proved developed. Using prices as of December 31, 2006, the proved reserves of the properties acquired in the Cinco acquisition and the Flash acquisition had an estimated pre-tax net present value, discounted at 10%, or PV-10, of approximately $5.8 million. For additional information regarding PV-10, estimates of our total proved developed and undeveloped oil and gas reserves, the estimated changes in the quantities of such reserves from December 31, 2005 to December 31, 2006 and for a reconciliation of our PV-10 to our standardized measure of estimated future net cash flows attributable to our proved developed and undeveloped oil and gas reserves (the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles), see Note C to the audited financial statements of Certain Acquired Oil and Gas Properties incorporated in this Report.

Item 2. Financial Information.

Our primary source of liquidity is cash flow from operations. As part of the Securities Exchange Agreement, we issued a senior secured note in the principal amount of $2,000,000 in exchange for a note in an equal amount that had been issued by Old Sonterra to Longview. We also have the right, subject to satisfaction of various conditions, in our discretion to require Longview to purchase additional secured notes in the principal amount of up to $2,000,000 per fiscal quarter, up to an aggregate principal amount that may not exceed an aggregate of $10,000,000. The Securities Exchange Agreement significantly restricts our ability to incur indebtedness other than by issuing additional notes to Longview. Accordingly, if we are unable to satisfy the conditions precedent to Longview’s obligation to purchase additional notes and Longview is unwilling to waive or modify such conditions, we would likely be unable to raise the funds required to make acquisitions in the future.

We believe that we have sufficient sources of capital, including access to the proceeds of additional notes issued by us (subject to various conditions), to fund our operations for the next 12 months, and our future funding requirements will depend on numerous factors, including ongoing costs associated with investigating and acquiring potential oil and gas prospects, exploration and other development costs of acquired oil and gas leases, and costs to recruit and train qualified personnel.

We are the operator of the wells acquired in the Cinco and Flash acquisitions and intend to drill wells in the exploratory prospects that we acquired through those acquisitions. In addition to drilling the exploratory prospects, we intend to make at least one production acquisition within the next six months, which would require additional funds to be raised. We do not presently have any agreements or commitments to make any such additional acquisitions, and there is no assurance that we will have available the funds necessary to complete any acquisition or that it will be able to reach an agreement to acquire additional prospects on acceptable terms, if at all.

Our business model is based on growing the company by completing production acquisitions with upside proven locations to be drilled and by participating in drilling prospects generated in-house and by third parties. Acquisitions will have associated production equipment. We have six employees. The number of acquisitions we complete and number of prospects in which we participate, if any, will determine whether we will hire additional employees. There is the potential for a significant increase in the number of employees in the event that we acquire or develop additional oil and gas properties and related assets.

We do not have any off-balance sheet arrangements.

Item 3. Properties.

Our corporate offices are located at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas. These offices are leased at a cost of $88,500 per year.

Descriptions of our oil and gas properties are included in Item 1. Business and are incorporated herein by reference. We believe that we have satisfactory title to the properties owned and used in our business, subject to liens for taxes not yet payable, liens incident to minor encumbrances, liens for credit arrangements and easements and restrictions that do not materially detract from the value of these properties, our interests in these properties, or the use of these properties in our business. We believe that our properties are adequate and suitable for us to conduct business in the foreseeable future.

Production, Prices and Operating Expenses

The following table presents information regarding the production volumes, average sales prices received and average production costs associated with our sales of natural gas and oil for the period from the closing dates of the Cinco and Flash acquisition transactions through September 30, 2007. We had no production prior to the Cinco and Flash acquisitions.

Date of Property Acquisition to September 30, 2007

Offshore Texas Gulf Coast
Net sales volumes
Gas, Mcf	35,621
Oil and condensate, Bbls	1,288
Total, Mcfe	43,348

Average sales price
Gas, per Mcf	$5.75
Oil and condensate, per Bbl	$74.10

Average production costs per Mcfe
Production and severance taxes	$.47
Lease operating expense	$3.35
Total average production costs	$3.82

Productive Wells

The following table sets forth the number of gross and net productive natural gas and oil wells in which we owned an interest as of February 1, 2008:

	Total Productive Wells (1)
	Gross (2)	Net (3)
Gas	2	1.10
Oil	—	—
Total	2	1.10

___________
(1)	Productive wells are producing wells and wells capable of production.

(2)	A gross well is a well in which we own an interest.

(3)	The number of net wells is the sum of our fractional working interests owned in gross wells.

Exploration and Development Acreage

The following table indicates our interests in developed and undeveloped acreage as of February 1, 2008.

	Developed Acreage (1)		Undeveloped Acreage (2)
	Gross (3)	Net (4)	Gross (3)	Net (4)
Offshore Gulf Coast
Matagorda Bay	320	175	5,100	1,920

___________
(1)	Developed acreage consists of acres spaced or assignable to productive wells.

(2)
Undeveloped acreage is considered to be those leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.

(3)	Gross acres refer to the number of acres in which we own a working interest.

(4)
Net acres represents the number of acres attributable to an owner’s proportionate working interest and/or royalty interest in a lease (e.g., a 50% working interest in a lease covering 320 acres is equivalent to 160 net acres).

Drilling Activity

Our drilling program has not yet been initiated and we have drilled no exploratory or development wells. We are expecting to commence our drilling program during the second quarter of 2008.

Present Activities

As of February 1, 2008, we do not have any wells in the process of drilling, or any other field operations in progress of material significance.

Delivery Commitments

We are not obligated under the terms of any existing contract or agreement to provide a fixed and determinable quantity of oil or gas in the future.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table provides information known to us about the beneficial ownership of our common stock as of February 14, 2008 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Longview Fund, LP (2) 600 Montgomery Street 44th Floor San Francisco, CA 94111	29,033,797	94.7%

Longview Fund International, Ltd. (“LFI”) (2) c/o Nemours Trustees Limited, Nemours Chambers, Quomar Complex 4F, Road Town, Tortola, British Virgin Islands	339,066	1.3%

Michael Pawelek (3)	0	0%

Wayne A. Psencik (3)	0	0%

Sherry L. Spurlock (3)	0	0%

(1) This table is based on 25,701,833 shares of common stock outstanding as of February 14, 2008. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from February 14, 2008, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Longview beneficially owns 29,033,798 shares of common stock, 24,075,120 of which are issued and outstanding and 4,958,678 of which are issuable pursuant to a warrant. According to a Schedule 13D filed on August 9, 2007 by Viking Asset Management, LLC (“Viking”), Longview, LFI and certain other persons (the “Viking Group 13D”), the sole general partner of Longview is Viking Asset Management Ltd., a British Virgin Islands international business company (“Longview GP”), which provides managerial, investment and administrative services to affiliated entities. The address of Longview GP is c/o Nemours Chambers, Quomar Complex 4F, Road Town, Tortola, British Virgin Islands. Longview GP has delegated its investment advisory responsibilities with respect to Longview to Viking which, in its capacity as the investment advisor of Longview GP, makes all investment decisions for Longview. Viking’s principal address is 600 Montgomery Street, 44th Floor, San Francisco, California 94111.

According to the Viking Group 13D, LFI is a British Virgin Islands international business company that (directly and indirectly through subsidiaries or affiliated companies or both) is principally engaged in the business of investing in equity, debt and other securities and assets. Longview GP is the investment manager of LFI, and Viking is the sub-investment manager of LFI. In accordance with such relationships, LFI has delegated to Longview GP investment advisory responsibilities with respect to LFI. In its capacity as the investment advisor of Longview GP, Viking makes all investment decisions for LFI.

According to the Viking Group 13D, Mr. Peter Benz is the Chairman and Chief Executive Officer and a Managing Member of Viking and may be deemed to control the business activities, including the investment activities, of one or more of Viking, Longview GP, Longview and LFI.

According to the Viking Group 13D, Viking and Longview GP each may be deemed to have shared voting and dispositive authority over the shares of our common stock owned by Longview and LFI. Mr. Benz, as a control person of Viking, Longview GP, Longview and/or LFI, may be deemed to beneficially own all such shares.

(3)  The address of each of Messrs. Pawelek and Psencik and Ms. Spurlock is c/o Sonterra Resources, Inc., 300 East Sonterra Boulevard, Suite 1220, San Antonio Texas, 78258.

Item 5. Directors and Executive Officers.

The following paragraphs set forth the name, age as of January 31, 2008, present principal occupation and employment history for Messrs. Pawelek and Psencik and Ms. Spurlock during the past five years.

Michael J. Pawelek, 49, has served as the President of Old Sonterra since its inception in April 2007. Through October 2007, Mr. Pawelek was also the President of Boss Exploration & Production Corporation (“Boss Exploration”), a position he held since 2004. Mr. Pawelek was responsible for the operations of Boss Exploration. From 2000 to 2004, Mr. Pawelek served as a Vice President in control of operations for IBC Petroleum, Inc., an oil and gas exploration company, where he oversaw the operations of the company. Mr. Pawelek has a bachelor of science degree from Texas A&M University in civil engineering.

Wayne A. Psencik, 44, has served as the Vice President—Operations of Old Sonterra since its inception in April 2007. Through October 2007, Mr. Psencik was also the Vice President of operations of Boss Exploration & Production Corporation, a position he held since June 2005. Mr. Psencik was responsible for the operations of Boss Exploration. Prior to his employment with Boss Exploration, Mr. Psencik served as an engineer and drilling manager at El Paso Energy, where he was responsible for the design and implementation of drilling and completion operations and the supervision of staff engineers. Mr. Psencik has a bachelor of science degree from Texas A&M University in petroleum engineering.

Sherry L. Spurlock, 46, has served as the Chief Financial Officer of Sonterra since its inception in April 2007. Through October, 2007, Ms. Spurlock was also the Chief Financial Officer of Boss Exploration & Production Corporation, a position she held since August 2005. Ms. Spurlock was responsible for the preparation of the financial statements and other financial and accounting matters for Boss Exploration. Prior to her employment with Boss explration, Ms. Spurlock was the controller and held various other financial positions with United Oil & Minerals, LP, an oil and gas exploration company. Ms. Spurlock is a CPA and has a bachelors of business administration degree from Stephen F. Austin State University in accounting.

Item 6. Executive Compensation.

The following table sets forth information about the remuneration of our executive officers for our last two completed fiscal years. For information regarding compensation to be payable to our executive officers after the Securities Exchange, see Item 5.02, which is incorporated herein by reference.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Total

Howard Taylor, Chief Executive Officer (1)	2007	$170,000	$170,000
	2006	$198,000	$198,000

Richard Freer, Secretary	2007	$18,000	$18,000
	2006	$18,000	$18,000

(1) We incurred management and administrative fees totaling approximately $170,000 from Concorde Capital Limited, a company 100% owned by Howard Taylor, for the year ended December 31, 2007. A total of $223,333 was due to Concorde Capital Limited as of December 31, 2007, a portion of which is under discussion.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

There were no outstanding equity awards at December 31, 2007.

We did not pay any compensation to our directors for their services as such for the year ended December 31, 2007.

Item 7. Certain Relationships and Related Transactions and Director Independence.

We incurred from Concorde Capital Limited, a company 100% owned by our current Chief Executive Officer and director, Howard Taylor, management and administrative fees totaling approximately $170,000 for the year ended December 31, 2007. We reimbursed Concorde Capital Limited approximately $39,000 for out of pocket expenses for the year ended December 31, 2007. As of December 31, 2007, a total of $223,333 was claimed to be outstanding and due to Concorde Capital Limited; However, we are presently in discussions to determine the actual amount. These services were provided for fees that we believe are equivalent to those that would be charged by unrelated parties for the same services. These fees were incurred from Concorde pursuant to a service agreement between us and Concorde. Pursuant to the Securities Exchange Agreement, the remaining agreed-upon fees payable for the balance of the term of that agreement will be payable.

We incurred from Cognate Engineering Services Inc., a company 100% owned by our director William Dickie, management and administrative fees totaling approximately $10,000 for the year ended December 31, 2007.

For a description of the Securities Exchange with Longview, and related matters, see “The Securities Exchange” and “Interest of Certain Persons in the Reverse Stock Split and Securities Exchange” in the Information Statement, which is incorporated into this Current Report on Form 8-K by reference. In connection with the financing Longview provided for the Cinco and Flash acquisitions, Old Sonterra reimbursed Longview for its expenses incurred in connection with the transactions related to its purchase of Old Sonterra securities, and Longview received $20,000.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Since May 10, 2006, our common stock has been quoted on the OTC Bulletin Board. Prior to May 10, 2006, our common stock was traded on the “pink sheets.”

The following sets forth the prices reported to us by the “pink sheets” trading information. The prices reflected are the high and low closing bids, for each period as shown below.

		HIGH	LOW
Year 2006	January 1-March 31	$0.65	$0.25

Year 2006	April 1- May 9	$0.65	$0.25

The following table sets forth the range of high and low bid quotations for each period as shown below. These quotations reflect inter-dealer prices without retail mark-up, markdown, or commissions and may not necessarily represent actual transactions.

		HIGH	LOW
Year 2006	May 10-June 30	$0.50	$0.30

Year 2006	July 1-September 30	$0.35	$0.16

Year 2006	October 1-December 31	$0.35	$0.13

Year 2007	January 1-March 31	$0.23	$0.13

Year 2007	April 1-June 30	$0.40	$0.13

Year 2007	July 1-September 30	$0.36	$0.24

Year 2007	October 1-December 31	$0.57	$0.08

As of December 31, 2007, there were 529 record holders of our common stock.

We have not paid dividends on our stock and do not anticipate paying any dividends thereon in the foreseeable future and we are restricted from declaring dividends under the terms of the Securities Exchange Agreement. See Item 11 - Description of Registrant’s Securities.

Item 10. Recent Sales of Unregistered Securities.

Please see Item 3.02 of this Form 8-K which is incorporated herein by reference.

Item 11. Description of Registrant’s Securities.

Our authorized capital currently consists of 50,000,000 shares of common stock. Each share of our common stock entitles its record holder to one (1) vote per share held on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The holders of our common stock are entitled to dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. Under the Securities Exchange Agreement, however, until the latest of (i) expiration of the period in which we may request Longview to purchase additional notes, (ii) the date on which no notes are outstanding and (iii) termination of the security agreement with Longview, we may not declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) on any of our capital stock. Upon liquidation, dissolution or winding up, and after payment of creditors, our assets will be divided pro-rata on a share-for-share basis among the holders our common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Item 12. Indemnification of Directors and Officers.

In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, our Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, eliminates the personal liability of members of our Board of Directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) for paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the Delaware General Corporation Law) or (4) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the Delaware General Corporation Law, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that to the extent one of our directors or officers has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

We also have the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person’s capacity as a director, officer, employee or agent of the corporation, or arising out of that person’s status as such, whether or not we would have the power to indemnify against the liability.

The Certificate of Incorporation and Bylaws provide that we will indemnify our officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as one of our officers or directors, or, at our request, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation and Bylaws further provide that we may, by action of our Board of Directors, provide indemnification to our employees and agents, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

Item 13. Financial Statements and Supplementary Data.

Please see Exhibits 99.1, 99.2 and 99.3 to this Form 8-K, which are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants.

Please see Item 4.01 of this Form 8-K which is incorporated herein by reference.

Item 15. Financial Statements Exhibits.

Please see Item 9.01 of this Form 10-K, which is incorporated herein by reference.

ADDITIONAL INFORMATION

River Capital Group, Inc. has filed reports with the SEC since 2001, and we will continue to do so. You can read and copy any materials we file with the SEC at its’ Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate by reference the documents listed below.

•	Our Definitive Information Statement filed January 11, 2008; and
•	Our Current Report on Form 8-K dated August 3, 2007 and filed on August 9, 2007.

You may request a copy of the reports listed above at no cost by telephoning us at (210) 545-5994 or by writing us at the following address:

Sonterra Resources, Inc.
300 East Sonterra Blvd. Suite 1220
San Antonio, Texas 78258

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

  On February 14, 2008, we issued a $2,000,000 secured note (the “Initial Note”) to Longview in exchange for a note in equal principal amount issued to Longview by Old Sonterra. We also have the right in our discretion on a quarterly basis to require Longview to purchase additional notes (“Additional Notes, “and collectively with the Initial Note, the “Notes”) in a principal amount of up to $2,000,000 per fiscal quarter, up to an aggregate amount which, when added to the initial principal amount of the secured note we issued as part of the Securities Exchange Agreement, may not exceed $10,000,000. The Notes will be secured by a first-priority blanket lien on all our assets and the assets of our subsidiaries. Longview’s obligation to purchase Additional Notes is subject to certain conditions set forth in the Securities Exchange Agreement, including the continued truth and accuracy of our representations and warranties in the Securities Exchange Agreement as of the time they were made and as of the date of issuance of the Additional Notes (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date), subject to permitted updates, and our performance of all of our obligations and covenants under the Securities Exchange Agreement, the Notes and the other agreements entered into in connection with the Securities Exchange Agreement. In addition, we will pay Longview a transaction fee equal to 1% of the principal amount of the Additional Notes being purchased and reimburse Longview for its expenses incurred in connection with the purchase.

Item 3.02. Unregistered Sale of Equity Securities

 On February 14, 2008, we issued 21,846,558 shares of our common stock and a warrant to purchase 4,958,678 shares of our common stock to Longview in exchange for all of Longview’s shares of Old Sonterra common stock, its $5,990,010 equity note and warrant to purchase 50 shares of Old Sonterra common stock. The warrant has a term of five years and an exercise price of $0.30 per share.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At the closing of the Securities Exchange, Mr. Howard Taylor, Mr. William Dickie and Mr. Richard Freer resigned their positions as directors and officers.

(c) At the closing of the Securities Exchange, Mr. Michael Pawelek was appointed as our President and Chief Executive Officer, Mr. Wayne Psencik was appointed Vice President-Operations and Ms. Sherry Spurlock was appointed Chief Financial Officer. The age and biographical information for each of these individuals is set forth above in “Item 5. Directors and Executive Officers, Promoters and Control Persons” and is incorporated herein by reference.

Each of Messrs. Pawelek, Psencik and Spurlock have entered into an employment agreement with us. Their base salaries will initially be $200,000, $180,000 and $120,000 per year, respectively, subject to adjustment as determined by the Board of Directors in its sole discretion. Each agreement provides that the employee will be entitled to participate in all employee benefit plans, programs and arrangements that we generally make available to our senior executives and that we shall provide them with health, dental, disability and life insurance under the group health, dental disability and life insurance programs we maintain for full-time salaried employees.

Each agreement acknowledges that we are not required to adopt or maintain any type of plan or policy but requires that we provide health insurance for the employee and his or her family at all times during the employment term. Each agreement contains provisions prohibiting the employee from disclosing our confidential or proprietary information and requiring assignment to us of proprietary rights relating to our business that arise from the employee’s physical presence at our premises or use of our physical or intellectual property, or that are based on information gained by the employee through employment with us.

Each employment agreement has an initial term of two years and is thereafter automatically extended for additional terms of one year unless either party gives notice of termination at least 90 days prior to the end of the initial term or any one-year extension. We may terminate the agreements for “cause,” including dishonesty in the performance of the employee’s duties, conviction of certain crimes, willful acts or omissions by the employee that are or are likely to be injurious to us, material breach of the agreement, appropriation of a corporate opportunity or material asset, inability to register our securities with the SEC or list our securities on a stock exchange due to the employee’s failure to disclose background information, or failure of the employee to comply with lawful directives of our board not inconsistent with the agreement. We may also terminate the agreement at any time without cause. The agreements also terminate upon death or disability of the employee. An employee may terminate the agreement for “good reason,” which is defined as a material breach by us not cured within 30 days after notice from the employee, relocation of our principal offices outside of San Antonio, Texas, or a reduction of the employee’s base salary in connection with a general reduction applicable to all employees that is not fully restored to the original amount within 90 days. Upon termination for death or cause, we are required to pay the employee’s accrued and unpaid base salary and vacation and the employee’s reimbursable expenses through the termination date. Upon termination for disability, we are required to pay the employee’s accrued vacation and reimbursable expenses and to continue to provide group medical and dental insurance for the employee and the employee’s immediate family for an additional six months after termination. If we terminate the employee without cause, or if the employee terminates the agreement for good reason based on our breach of the agreement, we are required to pay the employee’s accrued vacation and reimbursable expenses through the termination date, to pay the employee’s base salary through the termination date and for six months thereafter, and to continue to provide group medical and dental insurance for the employee and the employee’s immediate family for such additional six months. Upon termination by the employee for any other good reason, we are required to pay the employee’s salary and accrued vacation and reimbursable expenses through the termination date. Upon termination of employment, the employee must refrain from competing with us for a period of six months. However, this prohibition does not apply if the employee terminates the agreement upon a relocation of our company or reduction of the employee’s salary, or upon non-renewal of the agreement by either us or the employee.

Upon consummation of the Securities Exchange, we granted to each of Messrs. Pawelek and Psencik and to Ms. Spurlock options to purchase 1,713,455 shares of our common stock. The options were granted in three tranches: one-third (1/3) of the options were granted at an exercise price per share of common stock equal to $0.30210709 (the “Initial Option Price”); one-third (1/3) of the options were granted at an exercise price equal to 130% of the Initial Option Price and one-third (1/3) of the options were granted at an exercise price equal to 150% of the Initial Option Price. The options have a term of 10 years. One-third (1/3) of the options in each tranche will vest on each of the first three anniversaries following the closing of the Securities Exchange.

The foregoing summary of the material terms of the employment agreements and option agreements entered into with Messrs. Pawelek and Psencik and Ms. Spurlock is qualified in its entirety by reference to the complete terms of such agreements, the forms of which have been filed with the SEC on a Current Report on Form 8-K filed August 9, 2007.

(d) Prior to the closing of the Securities Exchange, Mr. Pawelek as appointed to our Board of Directors, and he is our sole director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

  On February 13, 2008, we amended our Certificate of Incorporation in order to effect a 10-for-1 reverse stock split and to change our name to Sonterra Resources, Inc. A copy of the Certificate of Amendment we filed with the Secretary of State of the State of Delaware is filed with this current report as Exhibit 3.1 and is incorporated by reference herein.

Item 5.06. Change in Shell Company Status

Before the Securities Exchange, we had nominal assets and no active business and therefore qualified as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Securities Exchange, we continue the business theretofore conducted by Old Sonterra. Consequently, we are no longer a “shell company” within the meaning of the Rule 12b-2 definition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Sonterra Resources, Inc. as of and for the period from April 17, 2007 (inception) to September 30, 2007 and of Certain Acquired Oil and Gas Properties as of August 3, 2007 and for the period from January 1, 2007 to August 3, 2007 and as of and for the years ended December 31, 2006 and December 31, 2005 are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information is filed as Exhibit 99.3 to this current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Ex.	Description
3.1	Certificate of Incorporation, as amended
3.2	Bylaws
23.1	Consent of Akin, Doherty, Klein & Feuge, P.C.
99.1	Audited Financial Statements of Sonterra Resources, Inc. as of September 30, 2007.
99.2	Audited Financial Statements of Certain Acquired Oil and Gas Properties as of August 3, 2007, December 31, 2006 and December 31, 2005.
99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2007, for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONTERRA RESOURCES, INC.

	By:	/s/ Michael J. Pawelek
Michael J. Pawelek
President and Chief Executive Officer

Date: February 14, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation, as amended through February 14, 2007
3.2	Bylaws
23.1	Consent of Akin, Doherty, Klein & Feuge,P.C.
99.1	Audited Financial Statements of Sonterra Resources, Inc. as of September 30, 2007.
99.2	Audited Financial Statements of Certain Acquired Oil and Gas Properties as of August 3, 2007, December 31, 2006 and December 31, 2005.
99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2007, for the nine months ended September 30, 2007 and for the year ended December 31, 2006.